UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NEXENTIS TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

NEXENTIS TECHNOLOGIES INC.

Pinhas Sapir St. 3, Kiryat HaMada

Ness Ziona, Israel

October [●], 2026

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Nexentis Technologies Inc. (the “Company”) to be held at 4:30 p.m., Israel time (9:30 a.m. EST), on December 14, 2026, at the offices of the Company’s legal counsel, Meitar | Law Offices, located at Ariel Sharon 1, Givatayim, Floor 36, Israel.

In order to facilitate your attendance at the annual meeting, we strongly encourage you to advise David Palach, our chief executive officer, by email at david@nexentistech.com or phone at +972-54-721-5315 if you plan to attend the meeting prior to 11:59 p.m., Israel time (4:59 p.m. EST), on December 13, 2026, so that we can timely provide your name to building security. In the event that you do not advise us ahead of time that you will be attending the annual meeting, we encourage you to arrive at the meeting no later than 4:00 p.m., Israel time (9:00 a.m. EST), in order to ensure that you are able to pass through security prior to the start of the meeting.

Your vote is very important, regardless of the number of shares of our voting securities that you own. I encourage you to vote by telephone, over the Internet, or by marking, signing, dating and returning your proxy card so that your shares will be represented and voted at the annual meeting, whether or not you plan to attend. If you attend the annual meeting, you will, of course, have the right to revoke the proxy and vote your shares in person.

If your shares are held in the name of a broker, trust, bank or other intermediary, and you receive notice of the annual meeting through your broker or through another intermediary, please vote or return the materials in accordance with the instructions provided to you by such broker or other intermediary, or contact your broker directly in order to obtain a proxy issued to you by your intermediary holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting.

On behalf of the board of directors, I urge you to submit your proxy as soon as possible, even if you currently plan to attend the meeting in person.

Thank you for your support of our company.

Sincerely,

/s/
Amitay Weiss
Chairman

October [●], 2026

NEXENTIS TECHNOLOGIES INC.

Pinhas Sapir St. 3, Kiryat HaMada

Ness Ziona 7403626, Israel

(347) 468 9583

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 14, 2026

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Nexentis Technologies Inc., a Nevada corporation (the “Company”), will be held at 4:30 p.m., Israel time (9:30 a.m. EST), on December 14, 2026, at the offices of the Company’s legal counsel, Meitar | Law Offices, located at Ariel Sharon 1, Givatayim, Floor 36, Israel. We will consider and act on the following items of business at the Annual Meeting:

(1)	Re-election of three Class II directors to serve on our board of directors for a term of three years or until their successors are elected and qualified, for which Amitay Weiss, Liat Sidi and Asaf Itzhaik are the nominees (the “Director Re-election Proposal”).

(2)	Approval of the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of our common stock, as required by and in accordance with Nasdaq Listing Rule 5635(d) (the “Equity Issuance Proposal”).

(3)	Ratification of the appointment of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, as the Company’s independent auditors for the fiscal year ended December 31, 2026 (the “Auditor Appointment Proposal”).

(4)

Approval, for purposes of Nasdaq Listing Rule 5635(d), of the potential issuance of shares of our common stock pursuant to a proposed convertible note financing facility with a single investor, including shares of common stock issuable (i) upon conversion of unsecured convertible promissory notes in an aggregate principal amount of up to $10 million, (ii) upon exercise of warrants to be issued in connection therewith and (iii) as a commitment fee, substantially on the terms described in the Proxy Statement (the “Convertible Note Facility Proposal”).

(5)	Such other business as may properly come before the Annual Meeting

Stockholders are referred to the Proxy Statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the board of directors recommends a vote FOR the election of the nominees for director named in the Director Re-election Proposal (Proposal 1); FOR the approval of the Equity Issuance Proposal (Proposal 2); FOR the Auditor Appointment Proposal (Proposal 3); and FOR the Convertible Note Facility Proposal (Proposal 4).

The board of directors has fixed the close of business on October 19, 2026 as the record date (the “Record Date”). Only holders of record of shares of our common stock as of the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the Annual Meeting or any postponement or adjournment of the Annual Meeting in person, we request that you vote by telephone, over the Internet, or by completing, signing and mailing your proxy card to ensure that your shares will be represented at the Annual Meeting.

If your shares are held in the name of a broker, trust, bank or other intermediary, and you receive notice of the Annual Meeting through your broker or through another intermediary, please vote online, by telephone or by completing and returning the voting instruction form in accordance with the instructions provided to you by such broker or other intermediary, or contact your broker directly in order to obtain a proxy issued to you by your intermediary holder to attend the Annual Meeting and vote in person. Failure to do any of the foregoing may result in your shares not being eligible to be voted at the Annual Meeting.

By Order of The Board of Directors,

/s/
Amitay Weiss
Chairman

October [●], 2026

NEXENTIS TECHNOLOGIES INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 14, 2026

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” the “Company,” or “Nexentis Technologies” refer to Nexentis Technologies Inc., a Nevada corporation, and its direct and indirect subsidiaries. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our voting securities, which consist of our common stock, par value $0.0001 per share.

The accompanying proxy is solicited by the board of directors on behalf of Nexentis Technologies Inc., a Nevada corporation, to be voted at the 2026 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on December 14, 2026, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This Proxy Statement and accompanying form of proxy are expected to be first sent or given to stockholders on or about October [●], 2026.

The executive offices of the Company are located at, and the mailing address of the Company is, Pinhas Sapir St. 3, Kiryat HaMada, Ness Ziona 7403626, Israel.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR

THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON DECEMBER 14, 2026:

Our official Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and 2025 Annual Report to Stockholders are available at:

www.proxyvote.com

Table of Contents

ABOUT THE ANNUAL MEETING	1

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	6

REPORT OF THE AUDIT COMMITTEE	13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14

PROPOSAL 1: RE-ELECTION OF CLASS II DIRECTORS	15

EXECUTIVE OFFICERS	17

EXECUTIVE COMPENSATION	18

PROPOSAL 2: APPROVAL OF ISSUANCE OF SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS	20

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, AS The company’s INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22

PROPOSAL 4: APPROVAL OF THE ISSUANCE OF SECURITIES PURSUANT TO A PROPOSED CONVERTIBLE NOTE FINANCING FACILITY	23

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ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person whom you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker or intermediary in order to vote your shares in person at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice, including the following:

(1)	Re-election of three Class II directors to serve on our board of directors for a term of three years or until their successors are elected and qualified, for which Amitay Weiss, Liat Sidi and Asaf Itzhaik are the nominees (the “Director Re-election Proposal”).

(2)	Approval of the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of our common stock, as required by and in accordance with Nasdaq Listing Rule 5635(d) (the “Equity Issuance Proposal”).

(3)	Ratification of the appointment of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, as the Company’s independent auditors for the fiscal year ended December 31, 2026 (the “Auditor Appointment Proposal”).

(4)	Approval, for purposes of Nasdaq Listing Rule 5635(d), of the potential issuance of shares of our common stock pursuant to a proposed convertible note financing facility with a single investor, including shares of common issuable (i) upon conversion of unsecured convertible promissory notes in an aggregate principal amount of up to $10 million, (ii) upon exercise of warrants to be issued in connection therewith and (iii) as a commitment fee, substantially on the terms described in the Proxy Statement (the “Convertible Note Facility Proposal”).

(5)	Such other business as may properly come before the Annual Meeting.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one Proxy Statement to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate notice or proxy statement in the future, he or she may contact Nexentis Technologies Inc., Pinhas Sapir St. 3, Kiryat HaMada, Ness Ziona 7403626, Israel, Attn: David Palach, chief executive officer, or via email to david@nexentistech.com or phone at +972-54-721-5315. Eligible stockholders of record receiving multiple copies of our Notice and Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other intermediary can request householding by contacting the intermediary.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Notice or Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and also hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction form for shares held in street name. Please follow the directions provided in the Notice and in each proxy card or voting instruction form you receive to ensure that all your shares are voted.

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What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on October 19, 2026 (the “Record Date”). The Record Date is established by the board of directors as required by Nevada law. On the Record Date, 2,962,073 shares of common stock were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Holders of common stock at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

On each matter to be voted upon at the Annual Meeting, you have one vote for each share of common stock you own as of the Record Date.

What is the quorum requirement?

In accordance with the Company’s Bylaws, as amended (the “Bylaws”), the holders of not less than 33.33% of the voting power of all of the shares of the capital stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the holders of voting stock representing a majority of the voting power present at the Annual Meeting or the presiding officer may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Securities Transfer Corporation, our stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice has been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other intermediary, the intermediary is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” The Notice and Proxy Statement, along with a voting instruction form, have been forwarded to you by your intermediary. As the beneficial owner, you have the right to direct your intermediary concerning how to vote your shares by using the voting instruction form they included in the mailing or by following their instructions for voting.

What is a broker non-vote?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.

If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.

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Of the proposals described in this Proxy Statement, Proposals 1, 2 and 4 are considered “non-routine” matters. Proposal 3 is considered a “routine” matter. Accordingly, your broker does not have discretionary authority to vote your shares with respect to the Director Re-election Proposal (Proposal 1), the Equity Issuance Proposal (Proposal 2) or the Convertible Note Facility Proposal (Proposal 4) in the absence of specific instructions from you. With respect to the Auditor Appointment Proposal (Proposal 3), your broker will have the discretion to vote your shares even if you do not provide your broker with specific instructions on that proposal.

How do I vote my shares?

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, please vote by proxy in accordance with the instructions on your proxy card or voting instruction form (from your broker or other intermediary). There are three convenient ways of submitting your vote:

●	By Telephone or Internet - All record holders can vote by touchtone telephone from the United States using the toll free telephone number on the proxy card, or over the Internet (at www.proxyvote.com), using the procedures and instructions described on the proxy card. “Street name” holders may vote by telephone or Internet if their bank, broker or other intermediary makes those methods available, in which case the bank, broker or other intermediary will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

●	In Person - All record holders may vote in person at the Annual Meeting. “Street name” holders may vote in person at the Annual Meeting if their bank, broker or other intermediary has furnished a legal proxy. If you are a “street name” holder and would like to vote your shares by proxy, you will need to ask your bank, broker or other intermediary to furnish you with an intermediary issued proxy. You will need to bring the intermediary issued proxy with you to the Annual Meeting and hand it in with a signed ballot that will be provided to you at the Annual Meeting. You will not be able to vote your shares without an intermediary issued proxy. Note that a broker letter that identifies you as a stockholder is not the same as an intermediary issued proxy.

●	By Written Proxy or Voting Instruction Form - All record holders can vote by written proxy card, if they have requested to receive printed proxy materials. If you are a “street name” holder and you request to receive printed proxy materials, you will receive a voting instruction form from your bank, broker or other intermediary.

The board of directors has appointed David Palach, chief executive officer, to serve as proxy for the Annual Meeting.

If you complete and sign the proxy card but do not provide instructions for one or more of the proposals, then the designated proxy will or will not vote your shares as to those proposals, as described under “What if I do not specify how I want my shares voted?” below. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxy will vote your shares in accordance with applicable law and his judgment.

If you hold your shares in “street name,” and complete the voting instruction form provided by your broker or other intermediary except with respect to one or more of the proposals, then, depending on the proposal(s), your broker may be unable to vote your shares with respect to those proposal(s). See “What is a broker non-vote?” above.

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Even if you currently plan to attend the Annual Meeting, we recommend that you vote by telephone or Internet or return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

Who counts the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What are my choices when voting?

In the Director Re-election Proposal (Proposal 1), stockholders may vote for all director nominees or may withhold their votes as to one or all three director nominees. With respect to the Equity Issuance Proposal (Proposal 2), the Auditor Appointment Proposal (Proposal 3) and the Convertible Note Facility Proposal (Proposal 4), stockholders may vote for the proposal, against the proposal, or abstain from voting on the proposal.

What are the board of directors’ recommendations on how I should vote my shares?

The board of directors recommends that you vote your shares as follows:

Proposal 1-FOR the re-election of each of the nominees for director under the Director Re-election Proposal.

Proposal 2-FOR the Equity Issuance Proposal.

Proposal 3-FOR the Auditor Appointment Proposal.

Proposal 4-FOR the Convertible Note Facility Proposal.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed, executed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxy will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Proposal 1-FOR the re-election of each of the nominees for director under the Director Re-election Proposal.

Proposal 2-FOR the Equity Issuance Proposal.

Proposal 3-FOR the Auditor Appointment Proposal.

Proposal 4-FOR the Convertible Note Facility Proposal.

If you are a street name holder and do not provide voting instructions on one or more proposals, your bank, broker or other intermediary may be unable to vote those shares. See “What is a broker non-vote?” above.

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

●	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Annual Meeting to revoke your proxy.

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●	Voting again by telephone or over the Internet (only your latest telephone or Internet vote submitted prior to the Annual Meeting will be counted).

●	If you requested and received written proxy materials, completing and submitting a new valid proxy bearing a later date.

●	Giving written notice of revocation to the Company addressed to David Palach, chief executive officer, at the Company’s address above, which notice must be received before noon, Eastern Standard time on December 13, 2026.

If you are a street name holder, your bank, broker or other intermediary should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum:

●	Proposal 1 - the plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be re-elected as Class II Directors under the Director Re-election Proposal (Proposal 1).

●	Proposal 2 - pursuant to Section 5635 of the Nasdaq Rules, the Equity Issuance Proposal (Proposal 2) will require approval by a majority of votes cast. Abstentions and broker non-votes, which are not considered “votes cast,” will have no effect on the outcome of the Equity Issuance Proposal (Proposal 2).

●	Proposal 3 - the Auditor Appointment Proposal (Proposal 3) will require the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting entitled to vote on such proposal that are voted for or against such proposal. Abstentions and broker non-votes will have no effect on the outcome of the Auditor Appointment Proposal (Proposal 3). Because this proposal is a routine matter, brokers will have discretionary voting on this matter if they do not receive instructions.

●	Proposal 4 - pursuant to Nasdaq Listing Rule 5635(d), the Convertible Note Facility Proposal (Proposal 4) will require approval by a majority of votes cast. Abstentions and broker non-votes, which are not considered “votes cast,” will have no effect on the outcome of the Convertible Note Facility Proposal (Proposal 4).

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. Under Nevada Revised Statutes stockholders are not entitled to any appraisal rights or similar rights of dissenters with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our board of directors is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, intermediaries and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to stockholders and obtaining beneficial owner’s voting instructions. We may use officers and employees of the Company to solicit proxies.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the person named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company expects to publish the voting results in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact David Palach, our chief executive officer, by email at david@nexentistech.com or phone at +972-54-721-5315.

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Director Independence

Our board of directors has determined that Ronen Rosenbloom, Israel Berenstein, Eliahou Arbib, Udi Kalifi, Liat Sidi and Asaf Itzhaik do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the Nasdaq.

Board Committees

Our board of directors has established an audit committee, a nominating and corporate governance committee and a compensation committee, each of which has the composition and responsibilities described below.

Audit Committee. Our audit committee consists of Udi Kalifi, Eliahou Arbib and Ronen Rosenbloom, with Udi Kalifi serving as chair. Our board of directors has affirmatively determined that Udi Kalifi, Eliahou Arbib and Ronen Rosenbloom each meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 under the Exchange Act of 1934, as amended (“Exchange Act”) and Nasdaq rules. Each member of our audit committee also meets the financial literacy requirements of Nasdaq listing standards. In addition, our board of directors has determined that Udi Kalifi qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The audit committee held a total of five meetings and acted eleven times by unanimous written consent during the year ended December 31, 2025. Our board of directors adopted a written charter for the audit committee, which is available on our corporate website at https://nexentistech.com/. The audit committee is responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm their independence from management;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual consolidated financial statements that we file with the SEC;

●	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related person transactions; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Ronen Rosenbloom, Israel Berenstein and Eliahou Arbib, with Ronen Rosenbloom serving as chair. Our board of directors adopted a written charter for the nominating and corporate governance committee, which is available on our corporate website at https://nexentistech.com/. The nominating and corporate governance committee held no meetings and acted one time by unanimous written consent during the year ended December 31, 2025. The Nominating and Corporate Governance Committee is responsible for, among other things:

●	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

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●	overseeing our succession plan for the CEO and other executive officers;

●	overseeing the evaluation of the effectiveness of our board of directors and its committees; and

●	developing and recommending to our board of directors a set of corporate governance guidelines.

Compensation Committee. Our compensation committee consists of Ronen Rosenbloom, Israel Berenstein and Eliahou Arbib, with Israel Berenstein serving as chair. Our board of directors has determined that each of Ronen Rosenbloom, Israel Berenstein and Eliahou Arbib meet the definition of “independent director” for purposes of serving on the compensation committee under Nasdaq rules, including the heightened independence standards for members of a compensation committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. Our board of directors adopted a written charter for the compensation committee, which is available on our corporate website at https://nexentistech.com/. The compensation committee held no meetings and acted three times by unanimous written consent during the year ended December 31, 2025. The Compensation Committee is responsible for, among other things:

●	reviewing and approving the compensation of our chief executive officer and other executive officers;

●	reviewing and making recommendations to the board of directors regarding director compensation; and

●	appointing and overseeing any compensation consultants.

Meetings and Attendance

The board of directors held a total of six meetings and acted nineteen times by unanimous written consent during the year ended December 31, 2025, and each director attended all board meetings and committee meetings held during the period for which he or she was a director and a committee member, except that Mr. Rosenbloom did not attend two board meetings, Mr. Arbib did not attend one board meeting, and Mr. Berenstein did not attend one board meeting. We do not have a policy requiring director attendance at stockholder meetings, but members of our board of directors are encouraged to attend.

Board Leadership Structure

The board of directors is committed to promoting effective, independent governance of the Company. Our board of directors believes it is in the best interests of the stockholders and the Company for the board of directors to have the flexibility to select the best director to serve as chairman at any given time, regardless of whether that director is an independent director or the chief executive officer. Consequently, we do not have a policy governing whether the roles of chairman of the board of directors and chief executive officer should be separate or combined. This decision is made by our board of directors, based on the best interests of the Company considering the circumstances at the time.

Currently, the offices of the chairman of the board of directors and the chief executive officer are held by two different people. Amitay Weiss is our chairman of the board of directors and David Palach is our chief executive officer. The chief executive officer is responsible for the day to day leadership and performance of the Company, while the chairman of the board of directors provides guidance to the chief executive officer and sets the agenda for board meetings and presides over meetings of the board. We believe that separation of the positions reinforces the independence of the board in its oversight of the business and affairs of the Company, and creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the board of directors to monitor whether management’s actions are in the best interests of the Company and its stockholders.

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Under our articles of incorporation, our board of directors is divided into three classes with staggered three-year terms. Each class of directors consists, as nearly as possible, of one-third of the total number of directors constituting the entire board of directors. At each annual meeting of our stockholders, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors will be for a term of office that expires on the third annual meeting following such election or re-election, such that from the Annual Meeting and thereafter, each year the term of office of only one class of directors will expire.

Our directors are divided among the three classes as follows:

●	the Class I directors are Ronen Rosenbloom and Israel Berenstein, and their terms will expire at our annual meeting of our stockholders to be held in 2028;

●	the Class II directors are Amitay Weiss, Liat Sidi and Asaf Itzhaik and their terms will expire at the Annual Meeting; and

●	the Class III directors are Eliahou Arbib and Udi Kalifi, and their terms will expire at our annual meeting of our stockholders to be held in 2027.

Role in Risk Oversight

Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our board of directors believes its administration of its risk oversight function has not negatively affected our board of directors’ leadership structure.

Code of Business Conduct and Ethics

We adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on our website, https://nexentistech.com/. In addition, we post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code. In addition, a copy of the Code of Ethics will be provided without charge upon written request to the Company’s Secretary, c/o Nexentis Technologies Inc., Pinhas Sapir St. 3, Kiryat HaMada, Ness Ziona 7403626, Israel.

Communications with the Board of Directors

A stockholder who wishes to communicate with our board of directors, any committee of our board of directors, the non-management directors or any particular director, may do so by writing to such director or directors in care of the Secretary, c/o Nexentis Technologies Inc., Pinhas Sapir St. 3, Kiryat HaMada, Ness Ziona 7403626, Israel. Our chief executive officer will forward such communication to the full board of directors, to the appropriate committee or to any individual director or directors to whom the communication is addressed, unless the communication is unrelated to the duties and responsibilities of our board of directors (such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements) or is unduly hostile, threatening, illegal, or harassing, in which case our secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

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Insider Trading Policy

We have adopted an Insider Trading Policy that governs the trading in our securities by our directors, officers and certain other covered persons, and which is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and any listing standards applicable to the Company. Our insider trading policy prohibits directors, officers and other employees from engaging in short sales or monetization transactions with respect to our stock at any time. In addition, pursuant to our Insider Trading Policy, our directors, officers and employees, consultants and contractors, are prevented from engaging in hedging or monetization transactions, as such transactions allow individuals to continue to own our securities without the full risks and rewards of ownership and as a result, not have the same objectives as other stockholders. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K filed with the SEC on April 1, 2024. In addition, with regard to any trading in our own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.

Director Nomination Policies

We have a standing nominating and corporate governance committee consisting entirely of independent directors. The director nominees for re-election at the Annual Meeting were recommended to the board by the nominating and corporate governance committee for selection.

The nominating and corporate governance committee will consider all proposed nominees for the board of directors, including those properly put forward by stockholders. Stockholder nominations should be addressed to the nominating and corporate governance committee in care of the Secretary, c/o Nexentis Technologies Inc., Pinhas Sapir St. 3, Kiryat HaMada, Ness Ziona 7403626, Israel, in accordance with the provisions of the Company’s amended and restated bylaws. The nominating and corporate governance committee annually reviews with the board the applicable skills and characteristics required of board nominees in the context of current board composition and our circumstances. In making its recommendations to the board, the nominating and corporate governance committee considers all factors it considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which we operate, specific skills, general business acumen and the highest personal and professional integrity. Generally, the nominating and corporate governance committee will first consider current board members because they meet the criteria listed above and possess an in-depth knowledge of us, our history, strengths, weaknesses, goals and objectives. This level of knowledge has proven very valuable to us. In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the board.

The board and the nominating and corporate governance committee aim to assemble a diverse group of board members and believe that no single criterion such as gender or minority status is determinative in obtaining diversity on the board. The board defines diversity as differences of viewpoint, professional experience, education and skills such as a candidate’s range of experience serving on other public company boards, the balance of the business interest and experience of the candidate as compared to the incumbent or other nominated directors, and the need for any particular expertise on the board or one of its committees.

Certain Related Party Transactions and Relationships

In accordance with our audit committee charter, the audit committee is required to approve all related party transactions. In general, the audit committee will review any proposed transaction that has been identified as a related party transaction under Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended. The following is a description of the related party transactions since January 1, 2024, to which we were a party or will be a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest. Other than as described below and other than compensation and other arrangements, which are described under “Executive Compensation” and “Director Compensation”, there were no related party transactions that are required to be disclosed pursuant to Regulation S-K promulgated under the Securities Act of 1933, as amended.

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Plantify Securities Exchange

On November 15, 2024, we entered into a debt settlement agreement with Plantify Foods Inc. (“Plantify”), pursuant to which Plantify issued 2,420,848 of its common shares (the “Settlement Shares”) to us in full and final payment of amounts owed to us totaling CDN$2,052,879.39 (the “Debt”), and we released and discharged Plantify from all claims, demands, obligations and damages arising under or related to the Debt and released the shares of Plantify’s subsidiary, Peas of Bean Ltd., the collateral securing the convertible debenture. Following issuance of the Settlement Shares, we owned approximately 25% of Plantify’s outstanding shares. We currently own approximately 8.2% of Plantify following a private placement.

Asaf Itzhaik and Israel Berenstein, directors of the Company, are members of the board of directors of Plantify.

MitoCareX Agreement

On October 20, 2025, we closed the Securities Purchase and Exchange Agreement (the “MitoCareX Agreement”), as amended on May 18, 2025 and July 23, 2025, with MitoCareX, SciSparc Ltd., a public company incorporated under the laws of the State of Israel (“SciSparc”), Dr. Alon Silberman (“Alon”) and Prof. Ciro Leonardo Pierri (“Ciro”, together with SciSparc and Alon, the “Sellers” ). Alon, one of the Sellers and the chief executive officer of MitoCareX, is the brother of Kfir Silberman, the owner of Pure Capital, a 5% stockholder of and a lender to the Company. Each of Amitay Weiss and Liat Sidi, board members of the Company, also serve as board members of SciSparc, a Seller, under the MitoCareX Agreement. At the closing, we paid SciSparc $700,000 in cash and issued shares of our common stock to the Sellers as part of the consideration for the acquisition of MitoCareX.

Under the MitoCareX Agreement, the Sellers will be entitled, collectively, to 30% of the gross proceeds of any financing by the Company within five years of the closing up to $1,600,000.

MitoCareX Loans

On each of December 22, 2024, March 12, 2025, and May 22, 2025, we entered into loan agreements with MitoCareX and Pure Capital, pursuant to which we agreed to loan $250,000 to MitoCareX under each such agreement. On August 17, 2025, we entered into an additional loan agreement with MitoCareX and Pure Capital, pursuant to which, we agreed to loan $372,000 to MitoCareX, and L.I.A. Pure Capital Ltd. (“Pure Capital”) agreed to guarantee the repayment of such loan. On May 22, 2025, the terms of the December 22, 2024 and the March 12, 2025, loans were extended by 180 days. Pure Capital is owned by Kfir Silberman, the brother of Alon, the chief executive officer of MitoCareX.

Solterra Transactions

Solterra Renewable Energy Ltd., an Israeli corporation (“Solterra”), operates in the solar energy sector and presents certain investment opportunities in solar photovoltaic projects. Solterra is a wholly-owned subsidiary of Solterra Energy Ltd., an Israeli corporation (“Solterra Energy”). In July 2026, Solterra Energy completed the sale of 100% of the issued share capital of Solterra to Sunflower Sustainable Investments Ltd., an Israeli public corporation listed on the Tel Aviv Stock Exchange.

On June 30, 2024, we entered into a loan agreement (the “Loan Agreement”) with Solterra and other lenders signatory thereto, pursuant to which such lenders committed to loan Solterra an aggregate principal amount of €500,000 (€375,000 of which was committed by us), with interest accruing on the principal at the rate of 7% per annum, to be paid annually beginning June 30, 2025. If the loan is not converted or repaid in full within nine months from the closing date of Solterra’s merger currently expected to occur with AI Conversation Systems Ltd., then the interest rate will increase from 7% to 12% per annum. On October 28, 2025 the Company entered into an amendment to the Loan Agreement, pursuant to which the accrued interest through June 30, 2025 was added to the loan principal and bears interest from that date. On July 31, 2026, the Company received repayment of €375,000, representing the original principal amount funded by the Company under the Loan Agreement. Accrued interest, including the interest added to the loan principal pursuant to the October 28, 2025 amendment, remains outstanding.

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In connection with the Loan Agreement, on July 31, 2024, we entered into a loan and partnership agreement (the “Loan and Partnership Agreement”) with Horizons RES PE1 UG (haftungsbeschränkt) & Co. KG (the “Partnership”), Solterra, and other lenders signatory thereto (collectively, the “Lenders”), pursuant to which the Lenders committed to loan the Partnership an aggregate principal amount of €2,080,000 (€1,560,000 of which was committed by us).

On June 23, 2025, in accordance with Addendum No. 1 to the Partnership Loan and Partnership Agreement, the Lenders provided €25,000 in additional funding and on September 8, 2025, the Partnership entered into Addendum No. 2 to the Partnership Loan and Partnership Agreement, pursuant to which the Lenders agreed to provide additional funding in the aggregate principal amount of €600,000.

On December 24, 2025, the Partnership, Solterra, and other lenders (“New Lenders”), entered into an additional Loan Agreement, pursuant to which the New Lenders agreed to provide additional funding in the aggregate principal amount of €280,000 (the “Principal Loan Amount”), of which the Company committed €210,000 (approximately $219,000). The Principal Loan Amount bears interest at a rate of 7% per annum and has a contractual maturity of 24 months. The loan is intended to be repaid in full until the project reaching ready-to-build (“RTB”) stage. In addition, the New Lenders are entitled to receive 85% of the reduced development fee payable to the developer upon achievement of the RTB milestone, with the remaining 15% payable to Solterra.

On June 4, 2026, the parties entered into Addendum No. 3 to the Loan and Partnership Agreement. Subject to the closing of the contemplated transaction involving Sunflower Renewable Investments Ltd., the Addendum provides, among other things, for the repayment of 10% of the outstanding loan and accrued interest, a corresponding 10% reduction in the remaining funding commitment, a reduction in the lenders’ aggregate profit rights from 50% to 45%, and an option to purchase and redeem the lenders’ remaining profit rights. The related closing occurred subsequent to June 30, 2026.

Amitay Weiss, also serves as a member of the board of directors of Solterra Energy, the parent company of Solterra.

On November 27, 2024, we acquired 100,000 shares of Solterra Energy for a total consideration of NIS 300,000 (approximately $82,000). Subsequently, on December 31, 2024, we acquired an additional 167,000 shares of Solterra Energy for a total consideration of NIS 501,000 (approximately $137,000).

Amitay Weiss, a director of the Company, also serves as a board member of Solterra Energy.

On May 6, 2025, the Company, together with other investors, entered into a loan agreement with Soltra Renewable Energies Ltd. (the “Borrower”), an Israeli traded company, to finance the development of a battery storage project in Poland known as the “Pikozow Project.” Under the agreement, the Company extended a loan in the principal amount of €150,000 (approximately $177,000).

In the event the project is sold to a third party not related to the Borrower during a 30 months term, the Company will be entitled to repayment of the principal plus a pro-rata share (15%) of 50% of the net profit from the sale, as defined in the agreement.

If the project is not sold by the end of the term of the loan, the loan will bear annual interest of 7%, and the total amount due (principal and interest) will be repaid at maturity. The agreement does not provide for early repayment.

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On July 31, 2026, the Company received repayment of €150,000, representing the principal amount. Accrued interest remains outstanding.

Amitay Weiss, a director of the Company, also serves as a board member of Solterra Energy.

Pure Capital

On October 1, 2024, the Company entered into a facility agreement with Pure Capital for financing of up to EUR 6,000,000 (the “Pure Capital Credit Facility”), EUR 2,000,000 of which may be used to finance one project in Germany, and the remaining EUR 4,000,000 for any other projects subject to pre-approval by Pure Capital. Interest under the Pure Capital Credit Facility will accrue at the rate of 7% per annum and is payable in advance by the Company and deducted from each drawdown for a period of twenty-four months. The Pure Capital Credit Facility will terminate on the earlier of the drawdown of all of the EUR 6,000,000 or five years from the date of the facility agreement (the “Drawdown Period”). The Company must repay amounts borrowed under the Pure Capital Credit Facility from the proceeds derived from the pre-approved projects or 33% of the proceeds from other Company financing transactions during the Drawdown Period. Thereafter, any unpaid amount may be paid from any other sources. In addition, under the facility agreement, the Company agreed to issue the Pure Capital a five-year warrant (the “Warrant”) to purchase 7,552 shares of its common stock (the “Warrant Shares”), with an exercise price of $24.5 per share. The Warrant Shares will be exercisable immediately after the issuance. Furthermore, the exercise price and number of Warrant Shares are subject to adjustments upon the issuance of common stock, issuance of options, issuance of convertible securities and stock combination events, as detailed in the Warrant. In the event of a fundamental transaction, as detailed in the Warrant, the successor entity will be required to assume the Company’s obligations under the Warrant. The Pure Capital may also request the Company to buy back the Warrant for its Black Scholes Value in cash. As of September 30, 2026, drawdowns of approximately EUR 1,249,194 and repayments of approximately EUR 1,014,750 were made under the Facility Agreement.

Pure Capital has agreed, pursuant to a waiver agreement with the Company, dated December 5, 2024 (the “Waiver Agreement”), not to exercise the Warrant until the Company has obtained stockholder approval (the “Stockholder Approval”). On September 25, 2025, we held a special general meeting of stockholders in which the Stockholder Approval was obtained. The Facility Agreement also provides that the Company is required to file a resale registration statement with the Commission within 75 days of the date of the Facility Agreement. Pursuant to the Waiver Agreement, Pure Capital agreed that such resale registration agreement will be required to be filed within 30 days from the date that Stockholder Approval is obtained. Stockholder Approval was obtained at our special general meeting of stockholders held on September 25, 2025.

On May 27, 2026, the Company and Pure Capital released from escrow the signatures to an amended and restated facility agreement (the “Amended Facility Agreement”), which amended and restated the Pure Capital Credit Facility in its entirety. The Amended Facility Agreement increased the maximum amount available under the Pure Capital Credit Facility from €6,000,000 to €10,000,000 and revised the permitted use of the proceeds to finance the Company’s operations and potential transactions, including acquisitions, subject to the Lender’s prior approval of each drawdown. Under the Amended Facility Agreement, the terms applicable to the warrant were amended such that the warrant became exercisable for 1,850,000 shares of common stock at an exercise price of $1.00 per share. In addition, if the exercise price of the warrant is reduced as a result of certain dilutive issuances, the Company is required to issue an additional warrant to the Lender for such number of shares as is necessary so that the aggregate exercise price payable under the existing warrant and the additional warrant, following the adjustment, equals the aggregate exercise price payable immediately prior to the dilutive issuance.

On September 29, 2026, the Company and Pure Capital entered into an amendment agreement (the “Warrant Amendment Agreement”), pursuant to which the warrant was amended and restated (the “Amended and Restated Warrant”) to remove certain provisions that resulted in the classification of the warrant as a liability for accounting purposes. The Company believes that the Amended and Restated Warrant qualifies for equity classification under applicable accounting guidance. The Warrant Amendment Agreement did not increase the number of shares issuable upon exercise of the warrant, extend the term of the warrant or otherwise provide additional economic consideration to Pure Capital, and was entered into in connection with the Company’s efforts to regain compliance with Nasdaq Listing Rule 5550(b)(1).

From January 1, 2024, through September 30, 2026, the Company issued an aggregate of 32,859 shares to Pure Capital for consulting services provided to the Company. An additional 59 shares are held by Kfir Silberman, the owner of Pure Capital.

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REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed the Company’s audited financial statements and related footnotes for the year ended December 31, 2025, and the independent auditor’s report on those financial statements, with management and with our former independent auditor, Somekh Chaikin, member firm of KPMG International (“Somekh”). The audit committee has also discussed with Somekh the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T and the SEC. The audit committee has also received the written disclosures and the letter from Somekh required by applicable requirements of the Public Company Accounting Oversight Board regarding Somekh’s communications with the audit committee concerning independence, and has discussed with Somekh that firm’s independence.

Based on the review and the discussions referred to in the preceding paragraph, the audit committee determined that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC.

The Audit Committee:

Udi Kalifi
Eliahou Arbib
Ronen Rosenbloom

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below provides information regarding the beneficial ownership of our common stock as of October 19, 2026 of (i) each of our current directors, (ii) each of the Named Executive Officers, (iii) all of our current directors and executive officers as a group, and (iv) each person (or group of affiliated persons) known to us who owns more than 5% of our outstanding common stock.

The beneficial ownership of our common stock is determined in accordance with the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest.

The percentage of shares of common stock beneficially owned is based on 2,962,073 shares of common stock outstanding as of October 19, 2026.

Each person listed below has sole voting and investment power with respect to the shares beneficially owned and the address for each such beneficial owner is c/o Nexentis Technologies Inc., Pinhas Sapir St. 3, Kiryat HaMada, Ness Ziona 7403626, Israel.

Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Directors:
Amitay Weiss	120,000	40.5%
Eliahou Arbib	19,640	*	%
Udi Kalifi	19,657	*	%
Israel Berenstein	19,640	*	%
Ronen Rosenbloom	19,640	*	%
Liat Sidi	15,000	*	%
Asaf Itzhaik	15,000	*	%
Executive Officers:
David Palach	120,000	4.05%
Lital Barda	60,198	2.03%
All directors and executive officers as a group (9 persons)	408,775	13.80%

*	Less than 1%.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities (“Reporting Persons”), to file with the SEC reports of ownership and changes in ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such filings and representations from Reporting Persons we believe that during 2025, the Reporting Persons timely filed all such reports.

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PROPOSAL 1: RE-ELECTION OF CLASS II DIRECTORS

The board of directors currently consists of seven members and is classified into three classes of similar size. The members of each class are elected in different years, so that only approximately one-third of the board is elected in any single year. As indicated below, we currently have two directors in Class I (with a term of office expiring in 2028), three directors in Class II (with a term of office expiring at the Annual Meeting), and two directors in Class III (with a term of office expiring in 2027). This year, the board of directors has nominated Amitay Weiss, Liat Sidi and Asaf Itzhaik, for re-election as Class II directors.

Each of Amitay Weiss, Liat Sidi and Asaf Itzhaik has been nominated to serve for a term of office to expire at the annual meeting of the stockholders to be convened in 2029 or until his successor has been duly elected and qualified. Stockholders will be unable to vote for more than three persons. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Assuming the presence of a quorum, the three director nominees who receive the most votes cast in the election of directors will be elected as Class II directors. Should any of the director nominees become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the board of directors may nominate or designate. Each of the director nominees has expressed his intention to serve the entire term for which election is sought.

Directors and Nominees

The following table sets forth the name, age and positions of the director nominees and each director currently serving on our board of directors:

Name	Age	Director Class	Position	Term Expiration
Ronen Rosenbloom	54	Class I	Director	2028 Annual Meeting
Israel Berenstein	55	Class I	Director	2028 Annual Meeting
Amitay Weiss	64	Class II	Chairman of the Board of Directors	2026 Annual Meeting
Asaf Itzhaik	54	Class II	Director	2026 Annual Meeting
Liat Sidi	52	Class II	Director	2026 Annual Meeting
Eliahou Arbib	60	Class III	Director	2027 Annual Meeting
Udi Kalifi	48	Class III	Director	2027 Annual Meeting

Biographies

Biographies of Class I and Class III Directors Whose Current Terms Extend Beyond the Annual Meeting

Eliahou Arbib has served as a member of our board of directors since January 2021. Mr. Arbib has also served as chairman of the board of directors of Chiron Refineries Ltd. (TASE: CHR) since September 2016. He is also the current owner and manager of Eliahou Arbib Law Offices, since May 2013. Prior to that, from 1993 until 2000, Mr. Arbib was the managing director of AA Arbib Agriculture Supply Ltd. Mr. Arbib holds an LL.B from the Law and Business Academic Center of Ramat Gan, Israel. Mr. Arbib has been an active member of the Israeli Bar Association since 2013 and served as deputy chairman of the Security and Defense Committee of the Israeli Bar Association since 2014. We believe Mr. Arbib is qualified to serve on our board of directors because of his legal expertise as well as experience in the field of agriculture.

Udi Kalifi has served as a member of our board of directors since May 2021. Mr. Kalifi has been the owner and manager of Udi Kalifi Law Offices since 2006. He has also served as a member of the board of directors of Matomi Media Group Ltd. (TASE: MTMY) since May 2020 and until 2026. Mr. Kalifi holds an LLB, BSc in Accounting and LLM from the Tel Aviv University, Israel and a master’s degree in law and economics from the University of Bologna, Hamburg and Rotterdam. Mr. Kalifi has been an active member of the Israeli Bar Association since 2006. We believe Mr. Kalifi is qualified to serve on our board of directors due to his legal and finance experience.

Israel Berenstein has served as a member of our board of directors since August 2020. Mr. Berenstein currently serves on the board of directors of Plantify Foods, Inc. (TSXV: PTFY) and Nexera Technologies Ltd. (Nasdaq: NEXR), formerly known as Jeffs’ Brands Ltd. Mr. Berenstein previously served on the board of directors of Upsellon Brands Holdings Ltd (TASE: UPSL) from May 2019 to October 2024. Since January 2023, Mr. Berenstein has worked as a self-employed attorney. Prior thereto, Mr. Berenstein worked as an attorney with Ben Yakov, Shvimer, Dolv - Law Office from December 2020 to December 2022. Prior thereto, Mr. Berenstein worked in the legal department of Sonol Israel Ltd. from April 2010 to December 2020. Before that, Mr. Berenstein worked as a commercial lawyer and litigator for a leading Israeli law firm from July 2000 to April 2010. Mr. Berenstein earned an LL.B. in law and an M.A. in political science from Bar Ilan University, Israel. Mr. Berenstein was admitted to the Israel Bar Association in 2000. We believe that Mr. Berenstein is qualified to serve on our board of directors due to his extensive legal experience.

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Ronen Rosenbloom has served as a member of our board of directors since August 2020. Mr. Rosenbloom is an independent lawyer and has been working for a self-owned law firm specializing in white collar offences since 2004. Mr. Rosenbloom has served on the board of directors of Quantum X Labs Inc. (Nasdaq: QXL), formerly known as Viewbix Inc., since September 2025. Mr. Rosenbloom previously served on the board of directors of Xylo Technologies Ltd. (formerly Nasdaq: XYLO) from September 2018 to August 2025 and ScoutCam Inc. (now known as Odysight.ai Inc. (Nasdaq: ODYS)) from December 2019 to May 2023. Prior to that, Mr. Rosenbloom served as chairman of the Israeli Money Laundering Prohibition committee and the Prohibition of Money Laundering Committee of the Tel Aviv District, both of the Israel Bar Association from November 2015 to December 2019. Mr. Rosenbloom holds an LL.B. from the Ono Academic College, an Israeli branch of University of Manchester. We believe that Mr. Rosenbloom is qualified to serve on our board of directors because of his business experience and expertise and background with regard to legal matters.

Biographies of Class II Directors Subject to Re-election at the Annual Meeting

Amitay Weiss has served as a member of our board of directors since August 2020 and as our chairman of the board of directors since May 24, 2021. Mr. Weiss also serves as a director in other public companies, including Solterra Energy since 2022, Arazim Investments Ltd. since 2020, Quantum X Labs, Inc. since 2022, Nexera Technologies Ltd., formerly known as Jeffs’ Brands Ltd since 2022, and the Tomer Ltd., an Israeli governmental company since 2024. Mr. Weiss also serves as chairman of ParaZero Technologies Ltd. since 2022, and Maris Tech Ltd. since 2023. Mr. Weiss also serves as a director of SciSparc Ltd. since 2020, and as the president of SciSparc Ltd. since September 2025, prior to which he served as chairman of SciSparc Ltd. from January 2022 to September 2025. In April 2016, Mr. Weiss founded Amitay Weiss Management Ltd., an economic consulting company and serves as its chief executive officer. Mr. Weiss holds a B.A in economics from New England College, an M.B.A. in business administration from Ono Academic College in Israel, an Israeli branch of University of Manchester and an LL.B. from the Ono Academic College. We believe that Mr. Weiss is qualified to serve on our board of directors because of his diverse business, management and leadership experience.

Liat Sidi has served as a member of our board of directors since November 2023. Ms. Sidi has served as manager of the accounting department for Foresight Autonomous Holdings Ltd. (Nasdaq and TASE: FRSX) since 2010. Additionally, since 2010, Ms. Sidi has served as an accountant at Sidi Liat Accounting Services, and since February 2025, has provided accounting services to Total Finance Ltd. Since August 2023, Ms. Sidi has served as a director of SciSparc Ltd. (Nasdaq: SPRC), and from October 2020 until January 2024 Ms. Sidi has served as a director of Plantify (TSXV: PTFY), and since November 2024 served as a director of Polyrizon Ltd. (Nasdaq: PLRZ), and since November 2025 served as a director of Fort Technologies Inc. (Nasdaq: FRTT). Ms. Sidi previously served as an accountant for Panaxia Labs Israel Ltd. (TASE: PNAK) from 2015 to 2020 and as an accountant for Soho Real Estate Ltd. from 2015 to 2016. Ms. Sidi also served as an accountant for Feldman-Felco Ltd. from 2006 to 2010 and as an accountant for Eli Abraham Accounting Firm from 2000 to 2006. Ms. Sidi completed tax, finance and accounting studies at the Ramat Gan College of Accounting. We believe Ms. Sidi is qualified to serve on our board of directors due to her extensive finance experience and experience with publicly traded companies.

Asaf Itzhaik has served as a member of our board of directors since December 2023. Mr. Itzhaik has served as a director of Eventer Technologies Ltd. (Nasdaq) since April 2026, as a director of Taurus Gold Corp. (CSE) since February 2026, as a director of IM Cannabis Corp. (Nasdaq) since September 2025, as a director of Fort Technology Inc. (TSXV) since July 2025, as a director of Polyrizon Ltd. (Nasdaq) since May 2024, as a director of Plantify Foods Inc. (TSXV) since August 2023, as a director of Clearmind Medicine Inc. (Nasdaq: CMND) since August 2022, as a director of Rani Zim Centers Ltd. (TASE: RANI) since August 2022, and as a director of Gix Internet Ltd. (TASE: GIX) since August 2021. Mr. Itzhaik previously served as a director of Jeff Brands Ltd. (Nasdaq: JFBR) from August 2022 until September 2023. Mr. Itzhaik is a certified optometrist and graduated from a program in corporate board leadership in Merkaz Hashilton Hamkomi, Israel. We believe Mr. Itzhaik is qualified to serve on our board of directors due to his diverse business experience, which we believe will assist the Company in any future potential mergers and acquisitions activities.

Family Relationships

There are no family relationships between our directors and executive officers.

Vote Required

The Class II directors will be elected by a plurality of the votes cast by the holders of our common stock voting in person or by proxy at the Annual Meeting. The three director nominees who receive the most votes cast in the election of directors will be elected as Class II directors.

Board Recommendation

The board of directors recommends a vote FOR each of the Class II director nominees under the Director Re-election Proposal.

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EXECUTIVE OFFICERS

Below is certain information with respect to our executive officers.

Name	Age	Position
David Palach	61	Chief Executive Officer
Lital Barda	39	Chief Financial Officer

The Company’s officers are appointed by the board of directors and serve at its discretion.

David Palach has served as our chief executive officer since January 2021 and served as our interim chief financial officer from April 1, 2023 until July 15, 2023 while Lital Barda was on maternity leave. Mr. Palach has owned and served as chief executive officer of S.T. Sporting Ltd. and Sun Light Lightning Solutions Ltd., companies operating in the environmental industry since 2009 and 2015, respectively. Mr. Palach holds a BBA in Accounting from Baruch College/City University of New York and completed a Directors Course at Bar Ilan University in Israel. Mr. Palach previously maintained a certified public accounting license in the State of Maryland.

Lital Barda has served as the Company’s chief financial officer since April 2022. In addition to her role as the Company’s chief financial officer, Ms. Barda currently serves as an accountant and financial controller for Shlomo Zakai, CPA, a position she has held since November 2017, and provides a wide range of accounting and controlling services for publicly traded and private companies. Ms. Barda holds a B.A. in accounting from the Ono Academic College in Kiryat Ono, Israel. Ms. Barda is also a certified public accountant in Israel.

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EXECUTIVE COMPENSATION

Clawback Policy

Following the SEC’s approval of Nasdaq’s proposed clawback listing standards, under Rule 10D-1, which directed companies to adopt and comply with a written clawback policy, to disclose and file the policy as an exhibit to its annual report, we adopted a clawback policy on November 12, 2023, as filed as Exhibit 97.1 to our Annual Report on Form 10-K filed with the SEC on March 31, 2025.

Summary Compensation Table

The following table sets forth certain information concerning the compensation awarded to, earned by or paid to of our chief executive officer and our other executive officer who received annual remuneration in excess of $100,000 during 2025 (each a “Named Executive Officer”).

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock awards ($)		Option awards ($)	All other compensation ($)	Total ($)
David Palach	2025	112,189	17,500	266,640	(1)	-	-	396,329
Chief Executive Officer	2024	91,092	15,000	87,840	(2)	-	-	193,932

Lital Barda	2025	120,150	-	133,320	(3)	-	-	253,470
Chief Financial Officer)	2024	84,122	7,500	43,920	(4)	-	-	135,541

(1)	Represents 2,449 shares of common stock at $108.85 per share issued on May 12, 2025.
(2)	Represents 1,307 shares of common stock at $66.15 per share issued on September 12, 2024.
(3)	Represents 1,225 shares of common stock at $108.85 per share issued on May 12, 2025.
(4)	Represents 654 shares of common stock at $66.15 per share issued on September 12, 2024.

Outstanding Equity Awards at Fiscal Year-End

On May 12, 2025, we issued 2,449 shares of our common stock to David Palach, our Chief Executive Officer, and 1,225 shares of common stock to Lital Barda, our Chief Financial Officer, under our 2022 Share Incentive Plan.

Consulting Agreements with Executive Officers

Consulting Agreement with David Palach

On November 6, 2020, we entered into a consulting agreement with S.T Sporting (1996) Ltd., for the services of David Palach (the “CEO Consulting Agreement”). Pursuant to the terms of the CEO Consulting Agreement, Mr. Palach provides our company services as chief executive officer. Pursuant to the terms of the CEO Consulting Agreement, Mr. Palach was entitled to a monthly fee in the amount of $8,000 plus value added tax per month and a grant of options to purchase shares of our common stock, which amount will be determined by good faith negotiations by the board of directors on a future date. On June 23, 2021, the board of directors approved the following compensation for Mr. Palach: (i) a monthly fee of $14,000 plus value added tax; (ii) reimbursement of expenses not exceeding $500 per month; (iii) a grant of an option to purchase shares of common stock representing 4.5% of our outstanding capital stock as of such date; and (iv) the immediate repayment of $8,000, representing debt payable to Mr. Palach that accrued from November 2020 until April 2021. In lieu of such option, our board of directors approved the issuance of 42,858 shares of common stock to Mr. Palach in March 2023. On August 29, 2022, the monthly fee was reduced to $6,000, and as of January 1, 2024, increased to $7,000 per month, and as of January 1, 2025, increased to $8,000 per month.

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Consulting Agreement with Lital Barda

On April 18, 2022, Save Foods Ltd., our former operating subsidiary, entered into a consulting agreement with Shlomo Zakai CPA for, among other things, chief financial officer services to be provided to us and our affiliated companies exclusively by Lital Barda for a monthly base salary of NIS 25,000. The agreement may be terminated by either party upon 30 days’ written notice or by Save Foods Ltd. upon the occurrence of certain events as set forth in the agreement. On November 10, 2024, the consulting agreement was amended to increase cash compensation by 15% for Ms. Barda’s services to the Company. Following the sale of Save Foods Ltd., on May 4, 2026, Save Foods Ltd. and MitoCareX. entered into an assignment agreement pursuant to which the consulting agreement was assigned to MitoCareX. On July 8, 2026, the consulting agreement was further amended to increase the monthly compensation for chief financial officer services to NIS 31,500.

Director Compensation

Summary Compensation Table

The following table sets forth the compensation we paid our non-executive directors during the fiscal year ended December 31, 2025.

Name	Fees earned or paid in cash ($)	Option awards ($)	All other compensation ($)	Total ($)
Amitay Weiss	144,718	-	-	144,718
Eliahou Arbib	47,200	-	-	47,200
Udi Kalifi	47,200	-	-	47,200
Israel Berenstein	47,200	-	-	47,200
Ronen Rosenbloom	47,200	-	-	47,200
Asaf Itzhaik	47,200	-	-	47,200
Liat Sidi	47,200	-	-	47,200

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits.

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PROPOSAL 2: APPROVAL OF ISSUANCE OF SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS

Our common stock is currently listed on the Nasdaq Capital Market and, as such, we are subject to Nasdaq Listing Rules. Nasdaq Listing Rule 5635(d) (“Rule 5635(d)”) requires us to obtain stockholder approval prior to the issuance of our common stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of common stock (and/or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock outstanding before the issuance. Shares of our common stock issuable upon the exercise or conversion of warrants, options, debt instruments or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value.

We may seek to raise additional capital to implement our business strategy and enhance our overall capitalization. We have not determined the particular terms for such prospective offerings. Because we may seek additional capital that triggers the requirements of Rule 5635(d), we are seeking stockholder approval now, so that we will be able to move quickly to take full advantage of any opportunities that may develop in the equity markets.

We hereby submit this Proposal 2 to our stockholders for their approval of the potential issuance of shares of our common stock, or securities convertible into our common stock, in one or more non-public capital-raising transactions, or offerings, subject to the following limitations:

● The aggregate number of shares issued in the offerings will not exceed 20,000,000 shares of our common stock, subject to adjustment for any reverse stock split effected prior to the offerings (including pursuant to options, warrants, convertible debt or other securities exercisable for or convertible into common stock);

● The total aggregate consideration will not exceed $100 million;

● The maximum discount at which securities will be offered (which may consist of a share of common stock and a warrant for the issuance of up to an additional share of common stock) will be equivalent to a discount of 20% below the market price of our common stock at the time of issuance in recognition of the historical volatility making the pricing discount of our stock required by investors at any particular time difficult, at this time, to predict.

● Such offerings will occur, if at all, on or before the three-month anniversary of the Annual Meeting; and

● Such other terms as the board of directors shall deem to be in the best interests of the Company and its stockholders, not inconsistent with the foregoing.

The issuance of shares of our common stock, or other securities convertible into shares of our common stock, in accordance with any offerings would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our common stock. The stockholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the common stock.

The issuance of shares of common stock in one or more non-public offerings could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

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The board of directors has not yet determined the terms and conditions of any offerings. As a result, the level of potential dilution cannot be determined at this time, but as discussed above, we may not issue more than 20,000,000 shares of common stock in the aggregate pursuant to the authority requested from stockholders under this proposal, subject to adjustment for any reverse stock split. It is possible that if we conduct a non-public stock offering, some of the shares we sell could be purchased by one or more investors who could acquire a large block of our common stock. This would concentrate voting power in the hands of a few stockholders who could exercise greater influence on our operations or the outcome of matters put to a vote of stockholders in the future.

We cannot determine what the actual net proceeds of the offerings will be until they are completed, but as discussed above, the aggregate dollar amount of the non-public offerings will be no more than $100 million. If all or part of the offerings are completed, the net proceeds will be used for general corporate purposes. We currently have no arrangements or understandings regarding any specific transaction with investors, so we cannot predict whether we will be successful should we seek to raise capital through any offerings.

No Appraisal Rights

Under the Nevada Revised Statutes, our stockholders are not entitled to appraisal rights with respect to the issuance of securities in one or more non-public offerings, and we will not independently provide our stockholders with any such rights.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to approve the issuance of securities in one or more non-public offerings, as required by and in accordance with Nasdaq Listing Rule 5635(d).

Board Recommendation:

The board of directors recommends a vote FOR the approval of the Equity Issuance Proposal (Proposal 2).

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PROPOSAL 3: RATIFICATION OF APPOINTMENT OF Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network (“Deloitte”), as the Company’s independent registered public accounting firm for the year ending December 31, 2026, subject to stockholder ratification pursuant to the Auditor Appointment Proposal (Proposal 3) at the Annual Meeting.

Somekh Chaikin, Certified Public Accountants, a member of KPMG International (“Somekh”) served as the Company’s independent registered public accounting firm for the year ended December 31, 2025. Neither Somekh nor Deloitte will be present at the Annual Meeting, and therefore will not be available to respond to questions.

On August 6, 2026, our board of directors and audit committee of the board approved the dismissal of Somekh as its independent registered accounting firm, effective as of the same date, and appointed Deloitte as our new independent registered public accounting firm for the fiscal year ended December 31, 2026, effective as of the same date. For the years ended December 31, 2025 and 2024, the audit reports of Somekh did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports contained a separate paragraph stating that the Company has suffered recurring losses from operations and has a net capital deficiency, that raise substantial doubt about its ability to continue as a going concern and stating that management’s plans in regard to these matters were also described in Note 1C to the consolidated financial statements. During the Company’s two most recent fiscal years ended December 31, 2025 and 2024, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”) and the related instructions thereto, with Somekh on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Somekh, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. Also, during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

The following table sets forth the fees billed to the Company by Somekh for fiscal years ended December 31, 2024 and December 31, 2025. No fees were billed by Deloitte during such periods, as Deloitte was appointed as the Company’s independent registered public accounting firm in August 2026.

Services	2025	2024
Audit fees (1)	$215,000	$212,000
Audit related fees (2)	-	-
Tax fees (3)	34,000	45,000
All other fees (4)	-	-
Total fees	$249,000	$257,000

(1)	Audit fees consist of fees for professional services rendered for the audit of our annual financial statements.
(2)	Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our financial statements but are not reported under “Audit fees.”
(3)	Tax fees consist of fees billed for professional services relating to tax compliance and tax advice.
(4)	All other fees consist of fees billed for services not associated with audit or tax.

Approval of Independent Registered Public Accounting Firm Services and Fees

The board of directors requests that stockholders ratify the appointment of Deloitte as the independent registered public accounting firm to conduct the audit of our financial statements for the year ending December 31, 2026. In the event that the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the audit committee determines that such a change could be in the best interest of the Company’s stockholders.

Vote Required

Proposal 3 will require the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting entitled to vote on such proposal that are voted for or against such proposal. Abstentions and broker non-votes will have no effect on the outcome of the Auditor Appointment Proposal (Proposal 3). Because this proposal is a routine matter, brokers will have discretionary voting on this matter if they do not receive instructions.

Board Recommendation:

The board of directors recommends a vote FOR the ratification of the appointment of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, pursuant to the Auditor Appointment Proposal at the Meeting.

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PROPOSAL 4: CONVERTIBLE NOTE FACILITY PROPOSAL

Background

The Company has negotiated with a single investor (the “Investor”) the material terms of a proposed convertible note financing facility. The Company and the Investor have not yet entered into definitive agreements with respect to the proposed financing. The parties presently intend to enter into definitive agreements following receipt of the stockholder approval sought pursuant to this Proposal, substantially on the terms described below. The proposed definitive agreements are expected to consist of a Securities Purchase Agreement (the “Purchase Agreement”), unsecured convertible promissory notes to be issued thereunder (the “Notes”) and warrants to purchase shares of the Company’s common stock to be issued in connection with each Note (the “Warrants,” and together with the Purchase Agreement and the Notes, the “Transaction Documents”). The shares of common stock issuable upon conversion of the Notes are referred to as the “Conversion Shares,” the shares of common stock issuable upon exercise of the Warrants are referred to as the “Warrant Shares,” and the shares of common stock proposed to be issued as a commitment fee are referred to as the “Commitment Shares.”

Under the proposed Purchase Agreement, the Company would be permitted to issue and sell to the Investor, from time to time, Notes in an aggregate principal amount of up to $10 million. Upon execution of the Purchase Agreement (the “Initial Closing”), the Investor would purchase from the Company a Note in the principal amount of $1,500,000 for a purchase price of $1,350,000. Commencing on January 1, 2027, the Company would be permitted to request, in its sole discretion, that the Investor purchase additional Notes, with the aggregate principal amount of Notes issued during each calendar quarter not to exceed $1,500,000. Each Note would be issued at a purchase price equal to 90% of its principal amount, reflecting a 10% original issue discount.

Each Note would mature 28 months after its issuance date and would bear interest at an annual rate of 8%, which would increase to 14% upon an event of default for so long as the event remains uncured. The principal amount of each Note, together with accrued and unpaid interest, would be payable in 10 equal monthly installments beginning on the first day of each month following the 18-month anniversary of the applicable issuance date, unless repaid earlier in accordance with the Note or the maturity date is extended at the option of the Investor.

The outstanding amounts due under each Note would be convertible into shares of the Company’s common stock at the option of the Investor at any time after the issuance date of the Note at a conversion price per share equal to the lower of (i) the closing price of the Company’s common stock on the trading day immediately preceding the date on which the Company’s stockholders approve this Proposal (the “Fixed Price”), and (ii) 88% of the lowest daily volume-weighted average price of the common stock during the 20 consecutive trading days immediately preceding the applicable conversion date, provided that the variable conversion price per share may not be lower than 20% of the Fixed Price (the “Floor Price”), subject to certain adjustments as provided in the Note. The Investor’s right to convert a Note would be subject to the limitation that a conversion may not result in the Investor and its affiliates beneficially owning more than 4.99% of the Company’s outstanding common stock.

At each closing under the Purchase Agreement, the Company would also issue to the Investor a Warrant to purchase a number of shares of common stock equal to 100% of the Conversion Shares underlying the Note issued at that closing, determined by dividing the principal amount of the applicable Note by the variable conversion price then in effect. Each Warrant would have an exercise price per share equal to 80% of the Fixed Price and would expire 60 months after issuance, in each case subject to adjustment as provided in the Warrant. The Investor’s right to exercise a Warrant would also be subject to a 4.99% beneficial ownership limitation.

In consideration for the Investor’s execution and delivery of the Purchase Agreement, at the Initial Closing the Company would issue to the Investor a number of Commitment Shares equal to 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such issuance.

Under the proposed Purchase Agreement, the Company would be required to prepare and file with the Securities and Exchange Commission, as soon as practicable but no later than 30 trading days after execution of the Purchase Agreement, a resale registration statement covering the Conversion Shares, the Warrant Shares and the Commitment Shares, and to use reasonable best efforts to cause the registration statement to become effective within the period specified in the Purchase Agreement.

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If a Nasdaq rule establishing a minimum Market Value of Listed Securities requirement of at least $5.0 million for companies listed on the Nasdaq Capital Market becomes effective while any portion of a Note remains outstanding, from and after the effectiveness of such rule, the conversion price under the Notes would be equal to the lower of (i) the Fixed Price and (ii) 50% of the lowest daily volume-weighted average price of the common stock during the 20 consecutive trading days immediately preceding the applicable conversion date, subject to the Floor Price.

Because definitive agreements have not yet been executed, there can be no assurance that the proposed financing will be consummated. If definitive agreements are executed, the Company expects that the material terms of the financing will be substantially as described in this Proposal. If definitive agreements are executed, the foregoing descriptions will be qualified in their entirety by reference to the full text of the Transaction Documents, which the Company expects to file with the Securities and Exchange Commission as required by applicable law.

Reasons for Seeking Stockholder Approval

The Company’s common stock is listed on the Nasdaq Capital Market and the Company is subject to Nasdaq Listing Rule 5635(d). Nasdaq Listing Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock or voting power outstanding before the issuance at a price that is less than the lower of (i) the Nasdaq Official Closing Price immediately preceding the signing of the binding agreement and (ii) the average Nasdaq Official Closing Price for the five trading days immediately preceding the signing of the binding agreement (the “Minimum Price”).

The Notes are expected to be convertible at a variable conversion price that may be below the Minimum Price applicable at the time the definitive agreements are executed, and the number of Conversion Shares issuable upon conversion would depend on the market price of the common stock at the applicable conversion date. In addition, Warrants are expected to be issued in connection with each Note, and the Company expects to issue the Commitment Shares at the Initial Closing. Accordingly, if the proposed financing is consummated substantially on the terms described above, the aggregate number of Conversion Shares, Warrant Shares and Commitment Shares that may be issued may equal or exceed 20% of the Company’s outstanding common stock or voting power immediately before execution of the definitive agreements, and such shares may be issued at a price below the Minimum Price.

The Company is therefore seeking stockholder approval under Nasdaq Listing Rule 5635(d), in advance of entering into the definitive agreements, for the issuance of all shares of common stock that may be issued pursuant to the proposed Transaction Documents, including the Conversion Shares, the Warrant Shares and the Commitment Shares, substantially on the terms described in this Proposal.

Potential Effects of Approval

If the proposed financing is consummated, the issuance of shares of common stock pursuant to the Transaction Documents may have a dilutive effect on existing stockholders, including a reduction in their relative voting power and percentage ownership. The number of Conversion Shares issuable upon conversion of the Notes would vary based on the applicable conversion price, and a decline in the market price of the common stock could result in the issuance of a greater number of Conversion Shares. If the MVLS Rule described above becomes effective, the resulting reduction in the variable conversion price could further increase the number of Conversion Shares issuable under the Notes. The exercise price and number of Warrant Shares could also be adjusted as provided in the Warrants. Sales of shares issued pursuant to the Transaction Documents, or the perception that such sales may occur, could adversely affect the market price of the common stock.

Because the applicable conversion and adjustment provisions depend in part on future market prices and other events, the aggregate number of shares that ultimately may be issued pursuant to the proposed financing cannot presently be determined. However, the proposed terms contemplate that no Conversion Shares would be issued below the applicable Floor Price, subject to adjustments expressly provided in the Notes.

Consequences if Stockholders Do Not Approve this Proposal

If stockholders do not approve this Proposal, the Company presently does not intend to enter into the proposed financing on the terms described in this Proposal. The Company may seek to renegotiate the proposed financing, pursue alternative financing arrangements or seek stockholder approval again at a future meeting, any of which could involve additional expense and delay. There can be no assurance that the Company would be able to obtain financing on comparable terms or at all.

No Appraisal Rights

Under the Nevada Revised Statutes, stockholders are not entitled to appraisal rights or similar dissenters’ rights with respect to this Proposal, and the Company will not independently provide stockholders with any such rights.

Vote Required

The affirmative vote of a majority of the votes cast on this Proposal is required to approve this Proposal. Abstentions and broker non-votes, which are not considered votes cast, will have no effect on the outcome of this Proposal.

Board Recommendation

The board of directors recommends a vote FOR the approval, for purposes of Nasdaq Listing Rule 5635(d), of the potential issuance of shares of common stock pursuant to the proposed convertible note financing described in this Proposal, including the Conversion Shares, the Warrant Shares and the Commitment Shares (Proposal 4).

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OTHER BUSINESS

The Company knows of no other matters to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to rules of the SEC, a stockholder who intends to present a proposal at our next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal to us in writing to the attention of the Secretary at Nexentis Technologies Inc., Pinhas Sapir St. 3, Kiryat HaMada, Ness Ziona 7403626, Israel. The proposal must be received no later than [July 5], 2027, after which date such stockholder proposal will be considered untimely. In the event that the date of the 2027 annual meeting has been changed more than 30 days from the one year anniversary of the date of the 2026 annual meeting, then the deadline for receipt of a proposal by a stockholder is within a reasonable time before we begin to print and send our proxy materials, in order to be eligible for inclusion in our proxy statement relating to that 2027 meeting. Stockholders wishing to submit nominations of persons for election to the board of directors or proposals of business to be presented directly at the annual meeting instead of for inclusion in next year’s proxy statement must follow the submission criteria and deadlines set forth in our amended and restated bylaws. To be timely in connection with our next annual meeting, such a stockholder nomination or proposal must be received by our Secretary at our principal executive offices between August 16, 2027 and September 15, 2027.

A copy of Nexentis Technologies Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to Nexentis Technologies Inc., Pinhas Sapir St. 3, Kiryat HaMada, Ness Ziona 7403626, Israel.

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PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 14, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints David Palach as the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution to each of them, to represent and to vote, on behalf of the undersigned, all shares of common stock of Nexentis Technologies Inc. (the “Company”) held of record in the name of the undersigned at the close of business on October 19, 2026, at the Annual Meeting of Stockholders (the “Meeting”) to be held at the Meitar Law Offices, Ariel Sharon 1, Givatayim, Floor 36, Israel, on December 14, 2026, at 4:30 pm (local time), and at any and all adjournments or postponements thereof, on the matters listed on the reverse side, which are more fully described in the Notice of Annual Meeting of Stockholders of the Company and Proxy Statement relating to the Meeting.

The undersigned hereby revokes any and all proxies heretofore given with respect to the vote at the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to any proposal, this proxy will be voted FOR each proposal, in accordance with the recommendations of the Company’s board of directors.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

NEXENTIS TECHNOLOGIES INC.

December 14, 2026

VOTE BY MAIL (Mark, sign, date and mail your proxy card in the postage-paid, return-addressed envelope we have provided)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL LISTED BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

		FOR	AGAINST	ABSTAIN

1.	Re-election of three Class II directors to serve on the Company’s board of directors for a term of three years or until their successors are elected and qualified, for which Amitay Weiss, Liat Sidi and Asaf Itzhaik are the nominees.	☐	☐	☐

2.	Approval of the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of the Company’s common stock, as required by and in accordance with Nasdaq Listing Rule 5635(d).	☐	☐	☐

3.	Ratification of the appointment of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, as the Company’s independent auditors for the fiscal year ended December 31, 2026.	☐	☐	☐

4.

Approval, for purposes of Nasdaq Listing Rule 5635(d), of the potential issuance of shares of the Company’s common stock pursuant to a proposed convertible note financing facility with a single investor, including shares   of common stock issuable (i) upon conversion of unsecured convertible promissory notes in an aggregate principal amount of up to $10 million, (ii) upon exercise of warrants to be issued in connection therewith and (iii) as a commitment fee, substantially on the terms described in the Proxy Statement.

		☐	☐	☐

Signature of stockholder	Date	Signature of stockholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.